UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Farmington Road, Mocksville, North Carolina (Address of Principal Executive Office)	27028 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 27, 2024, 22nd Century Group, Inc. (the “Company”) and certain investors (the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) relating to the issuance and sale of shares of common stock of the Company (the “Common Stock”) pursuant to a registered direct offering and a private placement of warrants to purchase shares of common stock (collectively, the “Offering”). The Investors purchased approximately $1.2 million of shares and warrants, consisting of an aggregate of 5,153,508 shares of Common Stock and warrants (the “Warrants”) to purchase 10,307,016 shares of common stock, at a purchase price of $0.228 per share and accompanying warrant. The Warrants are exercisable after the Stockholder Approval Date (as defined in the Securities Purchase Agreement) at an exercise price of $1.00 per share of common stock, expire on the date that is five (5) years after the Stockholder Approval Date and are subject to adjustment in certain circumstances, including upon any subsequent equity sales at a price per share lower than the then effective exercise price of such Warrants, then such exercise price shall be lowered to such price at which the shares were offered. The Offering is expected to close on October 1, 2024, subject to customary closing conditions.

The Securities Purchase Agreement provides that, subject to certain exceptions, until 30 days after the closing of the Offering, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents. The Securities Purchase Agreement also provides that the Investors in the Offering have a right of participation in future equity or equity linked offerings by the Company for 9 months following the Closing Date (as defined in the Securities Purchase Agreement).

The Securities Purchase Agreement provides that, subject to certain exceptions, for a period of one year following the closing of the Offering, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Securities Purchase Agreement).

The net proceeds to the Company from the Offering, after deducting the fees of Dawson James Securities, Inc. (the “Placement Agent”) and the Company’s estimated offering expenses, are expected to be approximately $1.1 million.

The Common Stock is being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-270473) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective on March 31, 2023, the base prospectus included therein and the related prospectus supplement to be filed. The Warrants are being issued in a private placement and were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof as a transaction not involving a public offering and/or Rule 506 of Regulation D promulgated thereunder. The Company has agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by the Investors of the shares issued and issuable upon exercise of the Warrants within 30 trading days of the date of the Securities Purchase Agreement.

The shares issuable upon exercise of the Warrants are subject to stockholder approval. The Company has agreed to hold an annual or special meeting of stockholders within 75 days following the Closing Date (as defined in the Securities Purchase Agreement) to have stockholders approve the issuance of the shares of common stock underlying the Warrants pursuant to applicable Nasdaq rules.

The Company will pay the Placement Agent a cash fee of 6.0% of the gross proceeds from the Offering, an additional 6.0% cash fee of any cash exercise of the Warrants and to reimburse the Placement Agent for its expenses, including the reimbursement of legal fees up to an aggregate of $50,000. In addition, the Company agreed to issue an placement agent warrants to purchase an aggregate of 309,211 shares of common stock (the “Placement Agent RD Warrants”) to the Placement Agent or its designees with substantially the same terms as the Warrants, except that the Placement Agent RD Warrants will terminate five years following the commencement of sales of the Offering and have an exercise price of $1.25.

The foregoing summaries of the terms of the Securities Purchase Agreement, the Warrants , and the Placement Agent RD Warrants are subject to, and qualified in their entirety by, the forms of such documents attached hereto as Exhibits 10.1, 4.1, and 4.2, respectively, and incorporated herein by reference. Each of the Securities Purchase Agreement and the Warrants contains representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of those agreements and in the context of the specific relationship between the parties. The provisions of the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement or as stated therein and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to the documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

A copy of the opinion of Foley & Lardner LLP relating to the legality of the issuance and sale of the shares of common stock is attached hereto as Exhibit 5.1.

Warrant Inducement

On September 29, 2024, the Company commenced a warrant inducement offering (the “Warrant Inducement”) with the holders of outstanding warrants to purchase 5,079,244 shares of common stock, consisting of: (i) common stock purchase warrants to purchase 3,245,744 shares of common stock issued on or about November 29, 2023, and (ii) common stock purchase warrants to purchase 1,833,500 shares of common stock issued on or about April 9, 2024 ((i) and (ii) collectively, the “Existing Warrants”), which are exercisable for an equal number of shares of common stock at an exercise price of $0.228. The Company will offer the holders of the Existing Warrants an inducement period, which ends at 5:00 p.m. EDT on September 29, 2024 (the “Inducement Period”), whereby the Company will agree to issue new warrants (the “Inducement Warrants”) to purchase up to a number of shares of common stock equal to 200% of the number of shares of common stock issued pursuant to the exercise by the holders of the Existing Warrants during the Inducement Period, for cash, at an exercise price equal to the Nasdaq Minimum Price (as defined in the as defined in Nasdaq Listing Rule 5635(d)). The Warrant Inducment is expected to close on October 1, 2024, subject to customary closing conditions.

The Inducement Warrants will be issued on substantially the same terms as the Existing Warrants, except that the Inducement Warrants will be exercisable at any time on or after the Stockholder Approval Date, have an expiration date of five years from the Stockholder Approval Date, and have an exercise price equal to the Nasdaq Minimum Price (as defined in the as defined in Nasdaq Listing Rule 5635(d)). The exercise prices of the Inducement Warrants will be subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock. In addition, subject to stockholder approval, the Inducement Warrants will contain anti-dilution protection provisions relating to subsequent equity sales of shares of the Company’s common stock or common stock equivalents at an effective price per share lower than the then effective exercise price of such Inducement Warrants.

The Inducement Warrants will be issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933. The Company has agreed to, as soon as reasonably practicable, but in any event no later than five calendar days following the Stockholder Approval Date, file a registration statement covering the resale of the shares of the Company’s common stock issued or issuable upon the exercise of the Inducement Warrants. The shares of common stock issuable upon exercise of the Existing Warrants have been previously registered for issuance pursuant to a Registration Statement on Form S-3 (File No. 333-279046), which was declared effective by the SEC on May 9, 2024.

The Company also agreed to hold a special meeting of stockholders to have stockholders approve the issuance of the shares of common stock underlying the Inducement Warrants pursuant to applicable Nasdaq rules.

Subject to limited exceptions, a holder of Inducement Warrants will not have the right to exercise any portion of its Inducement Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any Inducement Warrants, 9.99%) of the shares of common stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of common stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The Placement Agent acted as the Company’s exclusive placement agent in connection with the Warrant Inducement and the Company has agreed to pay the Placement Agent a cash fee equal to six percent (6%) of the aggregate gross proceeds raised in the Warrant Inducement, an additional 6.0% cash fee of any cash exercise of the Warrants and to reimburse the Placement Agent for its expenses, including the reimbursement of legal fees up to an aggregate of $50,000. In addition, the Company agreed to issue placement agent warrants to purchase an aggregate of 304,755 shares of common stock (the “Placement Agent Inducement Warrants”) to the Placement Agent or its designees with substantially the same terms as the Inducement Warrants, except that the Placement Agent Inducement Warrants will terminate five years following the commencement of sales of the Warrant Inducement and have an exercise price of $1.25.

The foregoing summaries of the Inducement Warrants, the inducement letters and the Placement Agent Inducement Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 4.3, 10.2, and 4.4, respectively, to this Current Report, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure required by this Item, and included in Item 1.01 of this Current Report, is incorporated herein by reference. Neither the Warrants, the Inducement Warrants, the Placement Agent RD Warrants, the Placement Agent Inducement Warrants nor the shares of the Company’s common stock issuable upon exercise of the Warrants, the Inducement Warrants, the Placement Agent RD Warrants or the Placement Agent Inducement Warrants have been registered under the Securities Act, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01(d): Financial Statements and Exhibits.

Exhibit 4.1	Form of Warrant
Exhibit 4.2	Form of Placement Agent Warrant
Exhibit 4.3	Form of Warrant
Exhibit 4.4	Form of Placement Agent Warrant
Exhibit 5.1	Opinion of Foley & Lardner LLP
Exhibit 10.1	Form of Securities Purchase Agreement, dated September 27, 2024, by and between 22nd Century Group, Inc. and each of the Purchasers (as defined therein).
Exhibit 10.2	Form of Inducement Letter
Exhibit 23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
Exhibit 104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Lawrence D. Firestone
Date: September 30, 2024	Lawrence D. Firestone
Chief Executive Officer